EXHIBIT 2
                                      NESTOR, INC.

                               AMENDMENT NO. 1
                          dated as of March 7, 1996

                                      to

                             AMENDED AND RESTATED
                        REGISTRATION RIGHTS AGREEMENT
                         Dated as of January 31, 1996

                    The undersigned parties, in consideration of the agreements herein set forth and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby agree to the following amendments to the Amended and Restated Registration Rights Agreement dated as of January 31, 1996 (the "Nestor Registration Rights Agreement"):

                    1. As used in the Nestor Registration Rights Agreement, the term "Series G Preferred Stock" shall mean the 777 shares of Series G Convertible Preferred Stock par value $1.00 per share of the Company created pursuant to the Amended Certificate of Powers, Designations, Preferences and Special Rights filed March 6, 1996 with the Secretary of State of the State of Delaware.

                    2.  The following defined term is added to
          Section 3 of the Nestor Registration Rights Agreement:

               March 7 1996 Securities Purchase Agreement:
               The Securities Purchase Agreement, dated as of
               March 7, 1996, by and between the Company and the Wand/Nestor I Partnership.

                    3. The term "Warrants" is deleted from Section 3 of the Nestor Registration Rights Agreement and is replaced in its entirety by the following term:

               Warrants: The Common Stock Purchase Warrants of the Company issued (a) to the Wand/Nestor I Partnership and the Wand/Nestor II Partnership pursuant to the Securities Purchase Agreement and the Revised Standby Agreement (and any Warrants issued in substitution or transfer thereof), (b) to Wand Partners L.P. and Hill & Partners in connection with the Letter of Engagement (and any Warrants issued in substitution or transfer thereof), (c) to the Wand/Nestor I Partnership, the Wand/Nestor II Partnership and the Wand/Nestor III Partnership pursuant to the Purchase and Exchange Agreement (and any Warrants issued in substitution or transfer thereof), and to the Wand/Nestor I Partnership pursuant to the March 7, 1996 Securities Purchase Agreement (and any Warrants issued in substitution or transfer thereof).

                    4.  Except as herein amended, all terms,
          provisions and conditions of the Nestor Registration Rights Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

                    5. This Amendment No. 1 may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.

                    6. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date and year first above written.

                                   NESTOR, INC.

                                   By:/s/ David Fox
                                      Name:   David Fox
                                      Title:  President

                                   WAND/NESTOR INVESTMENTS L.P.
                                   By:  Wand (Nestor) Inc.
                                         as general partner

                                   By:/s/ Malcolm P. Appelbaum
                                      Name:   Malcolm P. Appelbaum
                                      Title:  Vice President

                                   WAND/NESTOR INVESTMENTS II L.P.
                                   By:  Wand (Nestor) Inc.
                                         as general partner

                                   By: /s/ Malcolm P. Appelbaum
                                      Name:   Malcolm P. Appelbaum
                                      Title:  Vice President

                                   WAND/NESTOR INVESTMENTS III L.P.
                                   By:  Wand (Nestor) Inc.
                                         as general partner

                                   By:/s/ Malcolm P. Appelbaum
                                      Name:   Malcolm P. Appelbaum
                                      Title:  Vice President

                                   WAND PARTNERS L.P.
                                   By:  Wand Partners Inc.
                                         as general partner

                                   By:/s/ Bruce W. Schnitzer
                                      Name:   Bruce W. Schnitzer
                                      Title:  Chairman

                                   HILL & PARTNERS

                                   By:/s/ Thomas F. Hill
                                      Name:   Thomas F. Hill
                                      Title: